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                                                                    Exhibit 10.2


                                ESCROW AGREEMENT

     This ESCROW AGREEMENT (this "Agreement"), dated as of December 23, 2005, is by and among Health Fitness Corporation, a Minnesota corporation ("HFC"), Peter
A. Egan, John F. Ellis, Jeff Lietz, Dimitri Dimoulakis, Dimitrios Dimoulakis, Wesley Barrios, Edward Framer, Jerry Scott, Bruce Guthmann, Ann Williams (each a "Shareholder" and collectively, the "Shareholders"), and Wells Fargo Bank, National Association (the "Escrow Agent").

     WHEREAS, HFC, HealthCalc.Net, Inc. (the "Company") and the Shareholders are parties to that certain Stock Purchase Agreement dated as of December 23, 2005 (the "Purchase Agreement"), pursuant to which HFC shall acquire all of the capital stock of the Company (the "Purchase"); and

     WHEREAS, Section 3.3 of the Purchase Agreement provides that at the Closing (as such term and other capitalized terms used herein without definition are defined in the Purchase Agreement), certain shares of Buyer Common Stock (the "Escrow Shares"), which constitute a portion of the consideration for the Purchase, shall be delivered to the Escrow Agent, to be held and disbursed by the Escrow Agent pursuant to the terms hereof;

     NOW, THEREFORE, in consideration of the foregoing, the material covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   SECTION I
             Appointment of Escrow Agent; Resignation and Successor

     1.1 Appointment of Escrow Agent. The Escrow Agent is hereby appointed, and accepts its appointment and designation as, Escrow Agent pursuant to the terms and conditions of this Agreement.

     1.2 Resignation of Escrow Agent; Appointment of Successor. The Escrow Agent acting at any time hereunder may resign at any time by giving at least 60 days' prior written notice of resignation to HFC and the Shareholders, such resignation to be effective on the date specified in such notice. Upon receipt of such notice, HFC and the Shareholders shall, unless they otherwise agree, appoint a bank or trust company with a combined capital and surplus of at least $100,000,000 as successor to the Escrow Agent, by a written instrument delivered to such successor Escrow Agent, HFC and the Shareholders, whereupon such successor Escrow Agent shall succeed to all of the rights and obligations of the resigning Escrow Agent as of the effective date of resignation as if originally named herein. Upon such assignment of this Agreement, the resigning Escrow Agent shall duly transfer and deliver the Escrow Amount (as defined in Section 2.2(b)), at the time held by the resigning Escrow Agent, to such successor Escrow Agent, provided that, if no successor Escrow Agent shall have been appointed on the effective date of resignation of the resigning Escrow Agent hereunder, the resigning Escrow Agent shall transfer and deliver the Escrow Amount into a court of competent jurisdiction located in the jurisdiction referred to in Section 5.9.

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                                   SECTION II
                               Escrow Arrangements

     2.1 Liability Secured by the Escrow Deposit. This Agreement has been executed and delivered, and the Escrow Account is hereby established, to satisfy claims related to any of the indemnification obligations of the Principal Shareholders pursuant to Section 11.2 of the Purchase Agreement and the Option Shareholders pursuant to Section 11.3 of the Purchase Agreement. All references in this Agreement to any other agreement, including the Purchase Agreement, are for the convenience of the parties other than the Escrow Agent, and the Escrow Agent has no duties or obligations with respect thereto.

     2.2 Delivery of the Deposit, Etc.

          (a) On the Closing Date, HFC shall deliver to the Escrow Agent the Escrow Shares (the "Escrow Deposit"). The parties hereto acknowledge and agree that for tax purposes the Escrow Agent shall report all Earnings (as defined in Section 2.2(b)) on the Escrow Deposit as attributable to the Shareholders in accordance with Escrow Share Ownership (as defined below) and shall be reported by the Shareholders for federal, state and local tax purposes for the accounts of the Shareholders. Any disbursement of the Escrow Deposit shall be allocated and paid by the Escrow Agent as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

          (b) On the date hereof, the Shareholders shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request. The parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

          (c) The Escrow Agent shall hold the Escrow Deposit and all income or other proceeds therefrom ("Earnings", together with the Escrow Deposit, the "Escrow Amount") in an escrow account (the "Escrow Account"). The Escrow Amount shall not be subject to any lien or attachment of any creditor or any third party and shall be used solely for the purposes and subject to the conditions set forth in this Agreement and the Purchase Agreement.

     2.3 Distributions and Dividends. If any cash dividends, dividends payable in securities or other distributions of any kind are made in respect of the Escrow Shares, the Escrow Agent shall immediately distribute to the Shareholders in accordance with their proportionate ownership of the Escrow Shares, which is set forth on Exhibit A (the "Escrow Share Ownership"), original certificates representing any additional securities or other property, including, but not limited to, money paid as a cash dividend or property paid as a dividend, that is by reason of any such transaction distributed with respect to the Escrow Shares.

     2.4 Investment of the Escrow Amount. Except for the release of the Escrow Amount pursuant to SECTION III and pursuant to Section 2.3, the Escrow Agent shall not sell or transfer any portion of the Escrow Deposit. Notwithstanding the foregoing, the Escrow Agent is hereby

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


authorized and directed to invest and reinvest any Earnings at any time in the Escrow Account in the following obligations pursuant to the written direction of the Shareholders holding a majority of the Escrow Share Ownership. In the absence of written instructions as described in the preceding sentence, the Escrow Agent is hereby directed to invest the Escrow Amount in the Wells Fargo Advantage 100% Treasury Money Market Fund, Service Class Shares (collectively, the "Permitted Investments"):

          (a) Obligations of, or fully guaranteed as to timely payment of principal and interest by, the United States of America;

          (b) Such money market funds as are agreed to from time to time by HFC and the Shareholders; and

          (c) Certificates of deposit with any bank or trust company organized under the laws of the United States of America or any agency or instrumentality thereof or under the laws of any state thereof which has a combined capital and surplus of at least $100,000,000.

Subject to the foregoing limitations, the Escrow Agent shall hold and not sell or otherwise dispose of the Escrow Deposit, except in accordance with this Agreement or with written instructions delivered to it by HFC and the Shareholders from time to time. Except as provided above, the Escrow Agent shall have no power or duty to invest the Escrow Amount or to make substitutions therefor. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment made pursuant to this Agreement, or for any loss resulting from the sale of such investment. The Escrow Agent may purchase from or sell to itself or an affiliate, as principal for Escrow Agent.

                                  SECTION III
                          Release of the Escrow Amount

     The Escrow Agent shall release the Escrow Amount only in accordance with this SECTION III.

     3.1 Distributions for Indemnification.

          (a) HFC may deliver to the Escrow Agent a certificate (a "Notice of Claim") (i) stating that HFC is of the opinion that it may be entitled to indemnification from Peter A. Egan and John F. Ellis (the "Principal Shareholders") pursuant to Section 11.2 of the Purchase Agreement or from any or all of the other shareholders (the "Option Shareholders") pursuant to Section 11.3 of the Purchase Agreement (each, an "Indemnification Obligation"), (ii) stating the aggregate amount (the "Claim Amount") of such Indemnification Obligation (or, in the case of an unliquidated Indemnification Obligation, a good faith and reasonable estimate thereof), and (iii) specifying in reasonable detail the nature of such Indemnification Obligation, the basis of the Claim Amount, and the name or names of the Indemnified Shareholders. Any Notice of Claim delivered pursuant to this Section 3.1(a) with respect to any unliquidated Indemnification Obligation may be supplemented by a later Notice of Claim specifying in greater detail the applicable Claim Amount or any other items set forth therein. HFC shall deliver to the Shareholder or Shareholders who are subject to the Indemnification Obligation set forth in the


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     Notice of Claim (the "Indemnifying Shareholder") a copy of such Notice of
     Claim concurrently with the delivery of such Notice of Claim to the Escrow Agent. HFC shall have the right to submit a Notice of Claim in respect of any Indemnification Obligation at any time on or prior to June 30, 2007 (the "Final Escrow Date").

          (b) If the Indemnifying Shareholder shall object to the Indemnification Obligation or the Claim Amount specified in such original or later delivered Notice of Claim, the Indemnifying Shareholder shall, within 20 business days after receipt of the written notice containing a copy of any such Notice of Claim, deliver to the Escrow Agent a certificate (a "Reply Certificate") (x) specifying in reasonable detail each such objection, including, without limitation, the portion of the Claim Amount that the Indemnifying Shareholder does not want the Escrow Agent to release to HFC (the "Disputed Amount"), and (y) specifying in reasonable detail the nature and basis for such objection. The Indemnifying Shareholder shall deliver to HFC a copy of any Reply Certificate hereunder concurrently with the delivery of such Reply Certificate to the Escrow Agent. HFC and the Indemnifying Shareholder shall negotiate in good faith for a period of 20 business days after the delivery to HFC of the Reply Certificate to reach a written resolution of any objections raised in a Reply Certificate.

          (c) If no Reply Certificate is delivered to the Escrow Agent within 20 business days after receipt by the Escrow Agent of any Notice of Claim, then the Indemnifying Shareholder shall be deemed to have delivered a Payment Authorization (as defined below) acknowledging HFC's right to receive the Claim Amount specified in such Notice of Claim with respect to the applicable Indemnification Obligation, and the Escrow Agent shall transfer to HFC a portion of the Escrow Deposit in an amount equal to the lesser of (x) such Claim Amount and (y) the Escrow Deposit, in accordance with the procedures set forth in Section 3.1(f).

          (d) If a Reply Certificate is delivered that identifies a Disputed Amount that is less than the Claim Amount (the amount by which any Claim Amount exceeds any given Disputed Amount, the "Undisputed Amount"), then the Indemnifying Shareholder shall be deemed to have delivered a Payment Authorization acknowledging HFC's right to receive the Undisputed Amount specified in such Reply Certificate with respect to the applicable Indemnification Obligation, and the Escrow Agent shall transfer to HFC a portion of the Escrow Deposit in an amount equal to the lesser of (x) such Undisputed Amount and (y) the Escrow Deposit, in accordance with the procedures set forth in Section 3.1(f).

          (e) If the Escrow Agent receives a Reply Certificate in a timely manner with respect to any Notice of Claim, the Disputed Amount referred to in such Reply Certificate shall be held by the Escrow Agent and shall not be released to HFC except upon HFC's delivery to the Escrow Agent of written instructions signed by each of HFC and the Indemnifying Shareholder directing the Escrow Agent to release the Disputed Amount (or any other amount mutually agreed upon by such parties a "Payment Authorization"), whereupon the amount due to HFC as determined shall promptly be paid to HFC in accordance with the procedures set forth in Section 3.1(f).

          (f) As soon as practicable following receipt by the Escrow Agent of a Payment Authorization (or following the deemed receipt of a Payment Authorization pursuant to Section 3.1(d)), the Escrow Agent shall pay from the Escrow Account to HFC the amount set


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

     forth in such Payment Authorization. If the amount remaining in the Escrow Account, after converting any and all Permitted Investments to cash (such amount, as of any given date, the "Remaining Escrow Balance"), shall be insufficient to pay the amount expressly set forth in such Payment Authorization, the Escrow Agent shall pay to HFC the portion of the Remaining Escrow Balance related to the Indemnifying Shareholder's Indemnification Obligation in accordance with this Section 3.1(f) and shall deliver to HFC and to the Indemnifying Shareholder a written notification setting forth the amount by which such Payment Authorization exceeds the portion of the Remaining Escrow Balance so paid.

     3.2 Release.

          (a) On the Final Escrow Date, the Escrow Agent shall distribute to the Shareholders in accordance with the Escrow Share Ownership any Remaining Escrow Balance of the Escrow Deposit (together with any associated unpaid Earnings) and, upon the distribution provided herein, terminate the Escrow Account unless the Escrow Agent shall have received a Notice of Claim from HFC prior to the Final Escrow Date with respect to an indemnification claim (an "Escrow Date Unresolved Claim") for which the Escrow Agent has not received a subsequent Payment Authorization or written notification, signed by HFC and the Indemnifying Shareholder, informing the Escrow Agent of the termination or other resolution of such claim or claims (each, a "Claim Termination Notice"). If on the Final Escrow Date there shall exist any Escrow Date Unresolved Claim, then (i) the Escrow Agent shall retain such portion of the Remaining Escrow Balance related to the Indemnifying Shareholder's Indemnification Obligation in the Escrow Account as would be sufficient for the payment of all Claim Amounts with respect to all such Escrow Date Unresolved Claims, and (ii) the Escrow Agent shall release to the Shareholders in accordance with the Escrow Share Ownership, the portion of the Remaining Escrow Balance of the Escrow Deposit, if any, not otherwise retained in accordance with clause (i).

          (b) Upon the resolution of any Escrow Date Unresolved Claim, the Escrow Agent shall (A) release any portion of the Remaining Escrow Balance retained in respect of such Escrow Date Unresolved Claim (x) to HFC in accordance with any Payment Authorization signed by each of HFC and the Indemnifying Shareholder received by the Escrow Agent in respect of such Escrow Date Unresolved Claim or (y) to the Indemnifying Shareholder in accordance with any Claim Termination Notice received by the Escrow Agent in respect of such Escrow Date Unresolved Claim, and (B) if no other Escrow Date Unresolved Claims remain outstanding, terminate the Escrow Account.

          (c) Any distributions of any portion of any Remaining Escrow Balance of the Escrow Deposit or any other amounts payable to the Shareholders under this Agreement shall be made to the Shareholders in the percentages corresponding to each such Shareholder as set forth on Exhibit A to this Agreement.

     3.3 Substitution of Cash by Shareholders. A Shareholder shall have the right, at the times and under the conditions described in this Section 3.3, to substitute cash for any Escrow Shares held by the Escrow Agent as Remaining Escrow Balance, and receive delivery of the Escrow Shares for which cash is substituted (a "Cash Substitution"). This right shall apply to a Shareholder only to the extent of the Escrow Share Ownership allocable to him or her. The price



                                       5
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at which Escrow Shares may be withdrawn in exchange for deposit of cash, for purposes of this Section 3.3 only, shall be $2.36 per share (which is the price per share established for purposes of the Closing under the Purchase Agreement). A Shareholder may demand a Cash Substitution (a "Demand") (i) on one occasion per and during any period when a Notice of Claim is unsatisfied, and
(ii) on two additional occasions at any time during the term of the Escrow Agreement, and a Demand shall be effective only to the extent that Escrow Shares remain in the Escrow Account allocable to such Shareholder and shall not be impacted or prohibited by the existence of any yet unsatisfied Notice of Claim submitted to the Escrow Agent by HFC. A written Demand describing the number of Escrow Shares sought to be exchanged, accompanied by delivery of immediately available funds payable to the Escrow Agent shall be delivered by the requesting Shareholder to the Escrow Agent, with a copy to HFC. If the Escrow Agent does not receive from HFC a Substitution Dispute Notice within five (5) days after receipt of the Demand, it shall carry out the Cash Substitution and deliver the released shares to the requesting Shareholder. HFC shall deliver a Substitution Dispute Notice only if it believes in good faith that the Demand was not a valid Demand under the terms hereof.

                                   SECTION IV
                                  Escrow Agent

     4.1 Fees. For its services hereunder, the Escrow Agent shall receive fees in accordance with and at the times described in the fee schedule attached hereto as Exhibit B which shall be paid by HFC (subject to reimbursement by the Principal Shareholders as described below). In addition, HFC shall pay (subject to reimbursement by the Principal Shareholders as described below) the cost of reimbursing the Escrow Agent for its reasonable out-of pocket expenses, including reasonable attorneys' fees in administering the Escrow Account and performing its duties under this Agreement; provided that the Escrow Agent shall be responsible for all taxes imposed in respect of the receipt of fees by it pursuant to this Section 4.1. The Principal Shareholders shall reimburse HFC for that portion of the Escrow Agent Fees and expenses paid to the Escrow Agent by HFC pursuant to this Section in an amount equal to: the amount of such fees and expenses paid by HFC, multiplied by a fraction, the denominator of which is 1,600,000 and the numerator of which is the aggregate amount of indemnification claims successfully asserted by HFC against the Shareholders under the Purchase Agreement. If and when all of the Escrow Amount has been delivered pursuant to
SECTION III prior to the Final Escrow Date, the Escrow Agent shall refund to HFC all fees paid in advance and not accrued, if any.

     4.2 Responsibilities of Escrow Agent. The Escrow Agent's acceptance of its duties under this Agreement is subject to the following terms and conditions, which the parties hereto agree shall govern and control with respect to its rights, duties, liabilities and immunities:

          (a) Except as to its due execution and delivery of this Agreement, it makes no representation and has no responsibility as to the validity of this Agreement or of any other instrument referred to herein, or as to the correctness of any statement contained herein, and it shall not be required to inquire as to the performance of any obligation under the Purchase Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document other than this Agreement, including but not limited to the Purchase Agreement;

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          (b) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth of any information therein contained, which it in good faith believes to be genuine and what it purports to be;

          (c) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection therewith, except its own gross negligence or willful misconduct;

          (d) The Escrow Agent may consult with competent and responsible legal counsel selected by it, and it shall not be liable for any action taken or omitted by it in good faith in accordance with the advice of such counsel;

          (e) Each of HFC and the Shareholders, jointly and severally agrees to indemnify and hold the Escrow Agent and its directors, employees, officers, agents, successors and assigns (collectively, the "Escrow Indemnified Parties") harmless from and against any and all losses, claims, damages, liabilities and expenses (collectively, "Damages"), including, without limitation, reasonable costs of investigation and counsel fees and expenses which may be imposed on the Escrow Agent or incurred by it in connection with the performance of its duties hereunder. Such indemnity includes, without limitation, Damages incurred in connection with any litigation (whether at the trial or appellate levels) arising from this Agreement or involving the subject matter hereof. The indemnification provisions contained in this paragraph are in addition to any other rights any of the Escrow Indemnified Parties may have by law or otherwise and shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent. Notwithstanding any provision to the contrary in this Agreement, neither HFC nor the Shareholders shall have any liability to the Escrow Indemnified Parties with respect to any Damages that result, directly or indirectly, from the gross negligence or misconduct of the Escrow Agent;

          (f) The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein, no additional obligations of the Escrow Agent shall be inferred from the terms of this Agreement or any other agreement, instrument or document and it shall not be bound by any modification of this Agreement unless in writing and signed by all parties hereto or their respective successors-in-interest;

          (g) The recitals of facts in this Agreement shall be taken as the statements of HFC or the Shareholders, and the Escrow Agent assumes no responsibility for the correctness of the same. The Escrow Agent shall be under no obligation or duty to perform any act which would involve it in an expense or liability or to institute or defend any suit in respect of this Agreement or to advance any of its own monies unless properly indemnified;

          (h) The Escrow Agent shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper or document reasonably believed by it to be genuine and to have been signed and presented by the proper party or parties. Whenever the Escrow Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action under this Agreement, such matter may be


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     deemed conclusively proved and established by a certificate signed by HFC and the Shareholders, and such certificate shall be full warranty for any action taken or suffered in good faith under the provisions of this Agreement;

          (i) The Escrow Agent does not have any interest in the Escrow Amount but is serving as Escrow Agent only and having only possession thereof. This Section 4.2(i) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent; and

          (j) If any disagreement or dispute arises between HFC and the Shareholders concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement, the Escrow
     Agent: (i) shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified and held harmless to its full satisfaction, and shall sustain no liability for its failure to act pending such process, court order or indemnification; and
     (ii) may, in its sole and absolute discretion, interplead that portion of Escrow Amount it then holds with any court of competent jurisdiction, and name HFC and the Shareholders as parties in such interpleader action. Upon filing the interpleader action, the Escrow Agent shall be relieved of all liability as to the Escrow Amount and shall be entitled to recover from HFC and the Shareholders its reasonable attorneys' fees and other costs incurred in commencing and maintaining such action. In no event shall the institution of such interpleader action impair the rights of the Escrow Agent described elsewhere in this Agreement. HFC and the Shareholders further agree to pursue any redress or recourse in connection with such a dispute, without making the Escrow Agent a party to same.

                                   SECTION V
                                  Miscellaneous

     5.1 Amendment. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any amendment, waiver or consent is sought.

     5.2 Termination. This Agreement shall terminate automatically at such time as all assets from the Escrow Account have been paid or distributed in accordance with the terms of this Agreement, and the Escrow Agent has received all fees as described in Section 4.1. Notwithstanding the foregoing, all provisions concerning the indemnification of the Escrow Agent shall survive any termination of this Agreement.

     5.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, and if any provision of this Agreement is interpreted by a court of competent jurisdiction and found to be invalid or unenforceable, neither the enforceability nor the validity of such provisions with respect to any other facts or under any other circumstances shall thereby be impaired. The unenforceability or invalidity of any provision shall not result in the interpretation of the remainder of this Agreement, or any section hereof, in a manner inconsistent with the intent of the parties as evidenced by the terms of this Agreement, or such section, as a whole.

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

     5.4 Waiver. Failure of any party to complain of any act or omission on the part of any other party in breach or default of this Agreement, no matter how long the same may continue, shall not be deemed to be a waiver by the party of its rights hereunder. No waiver by any party at any time, express or implied, of any breach of any other provision of this Agreement shall be deemed a waiver of a breach of any other provision of this Agreement or a consent to any subsequent breach of the same or other provisions.

     5.5 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier (such as DHL or Federal Express), two business days after mailing; (c) if sent by fax, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:

         a.       If to HFC:

                  Health Fitness Corporation
                  Attention:  Jerry V. Noyce, President and CEO
                  3600 American Boulevard West, Suite 560
                  Minneapolis, MN 55432
                  Facsimile: 952-897-5173

                  with a copy (which shall not constitute notice) to:

                  Fredrikson & Byron, P.A.
                  Attention:  John A. Satorius, Esq.
                  200 South Sixth Street, Suite 4000
                  Minneapolis, MN  55402
                  Facsimile:  612-492-7077

         b. If to the Shareholders, to the addresses set forth in the Purchase Agreement,

                  with a copy (which shall not constitute notice) to:

                  Gardere Wynne Sewell LLP
                  Attention:  Lawrence E. Glasgow
                  1601 Elm Street, Suite 3000
                  Dallas, TX  75201
                  Facsimile:  214-999-3594

         c.       If to the Escrow Agent:

                  Wells Fargo Bank, National Association
                  Attn:  Martha K. Earley
                  MAC N9303-110
                  Sixth Street and Marquette Avenue
                  Minneapolis, MN  55479

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

or to such other addresses or to such other person as the party to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

     5.6 Assignment. HFC and the Shareholders may assign their rights under this Agreement to the same extent as they are permitted to assign their rights and obligations under the Purchase Agreement. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor Escrow Agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance any further act.

     5.7 Entire Agreement. This Agreement, the Purchase Agreement and the exhibits hereto and thereto embody the entire agreement and understanding among HFC and the Shareholders with respect to the subject matter hereof and supersede any and all prior agreements and understandings, oral and written, among HFC and the Shareholders with respect to the subject matter hereof.

     5.8 Interpretation. The headings set forth in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

     5.9 Governing Law and Venue. The internal law, without regard to the conflict of law principles, of the State of Texas will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement. If any action is brought to enforce or interpret this Agreement, venue for such action shall be in Dallas County, Texas. The parties hereby irrevocably and unconditionally agree to consent to submit to the exclusive jurisdiction of the courts of the State of Texas and of the United States of America located in Dallas, Texas, for any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Texas or the United States of America located in Dallas, Texas, and hereby irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     5.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same agreement.

     5.11 Condition to Effectiveness. It shall be a condition to the effectiveness of this Agreement that the Closing shall have occurred.


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


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                        HEALTH FITNESS CORPORATION,
                                        a Minnesota corporation


                                        By
                                           -------------------------------------
                                           Its
                                               ---------------------------------



                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION


                                        By
                                           -------------------------------------
                                           Its
                                               ---------------------------------



                                         ---------------------------------------
                                         Peter A. Egan, individually



                                         ---------------------------------------
                                         John F. Ellis, individually



                                         ---------------------------------------
                                         Jeff Lietz, individually



                                         ---------------------------------------
                                         Dimitri Dimoulakis, individually



                                         ---------------------------------------
                                         Dimitrios Dimoulakis, individually



                                         ---------------------------------------
                                         Wesley Barrios, individually



                                         ---------------------------------------
                                         Edward Framer, individually


                        (Signature Continue on Next Page)


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






                                         ---------------------------------------
                                         Jerry Scott, individually



                                         ---------------------------------------
                                         Bruce Guthmann, individually



                                         ---------------------------------------
                                         Ann Williams, individually






                                       12